UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14C INFORMATION
             INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                            AND RULE 14f-1 THEREUNDER


FILED BY THE REGISTRANT [ x ]

FILED BY A PARTY OTHER THAN THE REGISTRANT [   ]

CHECK THE APPROPRIATE BOX:

[X] PRELIMINARY INFORMATION STATEMENT

[   ]    CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS
         PERMITTED BY RULE 14(C)-5(D)(2))

[  ]     DEFINITIVE INFORMATION STATEMENT


                       CONNECTED MEDIA TECHNOLOGIES, INC.
                    (formerly known as Trust Licensing, Inc.)
        (Exact name of registrant as specified in its corporate charter)
                          Commission File No. 000-18689

                               DELAWARE 06-1238435
           (State of Incorporation) (IRS Employer Identification No.)

                             950 S. Pine Island Road
                                 Suite A150-1094
                              Plantation, FL 33324
                    (Address of principal executive offices)

                            (954) 727-8218
                           (Issuer's telephone number)



PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX)

[X] NO FEE REQUIRED.

[     ] FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14C-5(G) AND 0-11.




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                       CONNECTED MEDIA TECHNOLOGIES, INC.
                              INFORMATION STATEMENT

Introduction

         This Information Statement is being delivered on or about June 2, 2005 to the holders of shares of common stock, par value $0.0001 (the "Common Stock"), of Connected Media Technologies, Inc. (the "Company") as of May 31, 2005 (the "Record Date"). You are receiving this Information Statement in connection with the change of name of the Company to Connected Media Technologies, Inc.



YOU ARE URGED TO READ THIS INFORMATION STATEMENT CAREFULLY. WE
ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND
US A PROXY.


Principal Holders of Common Stock

As of the close of business on May 31, 2005 there were 300,507,663 shares of the Company's Common Stock issued and outstanding, (which does not include 62,000,000 treasury shares). Each share of Common Stock entitles the holder thereof to one vote on each matter that may come before a meeting of the stockholders.

Security Ownership of Certain Beneficial Owners and Management

           The following table sets forth, as of the date of this Information Statement, certain information with respect to the Company's equity securities owned of record or beneficially by (i) each executive officer and director of the Company; (ii) each person who owns beneficially more than 5% of each class of the Company's outstanding equity securities; and (iii) all directors and executive officers as a group.


  Title of                  Name and Address of                               Amount and            Percent
  Class                     Beneficial Owner                                   Nature of             of
                                                                              Beneficial            Voting
                                                                               Ownership            Power(2)


  Common Stock              Leigh M. Rothschild                             173,427,700(1)          58%
                            950 S. Pine Island Road
                            Suite A150-1094
                            Plantation, FL  33324

  Common Stock              Irrevocable Trust                                 126,785,100           42%
                            Agreement Number III
                            Jay Howard Linn,
                            Trustee


  Common Stock              Jeffrey W. Sass                                   65,018,000            22%
                            950 S. Pine Island
                            Road
                            Suite A150-1094
                            Plantation, FL  33324

  Common Stock              Jay H. Linn                                        1,000,000            *
                            950 S. Pine Island
                            Road
                            Suite A150-1094

  Common Stock              Michael R. Moore                                  10,000,000            3%
                            950 S. Pine Island
                            Road
                            Suite A150-1094
                            Plantation, FL 33324
  All executive
  officers and                                                                249,445,700           84%
  directors as
  a group (4
  persons)

  * = Less than 1%

   (1) Includes 46,642,600 shares owned by Mr. Rothschild directly and 126,785,100 owned by Irrevocable Trust
         Agreement Number III, a trust in which Mr. Rothschild is a direct beneficiary.

    (2)  Excludes: (a) 60,000,000 shares pledged to Montgomery
         Equity Partners, Ltd. as collateral for the Compan's obligations under a Promissory Note; (b) 2,000,000 other treasury shares held by the Company; (c) a warrant for 200,000 shares issued to Cornell Capital Partners, L.P.; and (d) 2,000,000 options issued pursuant to the Company's Equity Incentive Plan.




Amendment to Certificate of Incorporation

         In May 2005 the Registrant was advised by the Secretary of State of the State of Delaware, that the State had failed to notify the Registrant that the use of the word "Trust" in its corporate name was inconsistent with the applicable provisions of the Delaware Banking Law and requested that the Registrant change its name. Therefore, the Registrant changed its name to Connected Media Technologies, Inc. The Amendment was approved by shareholders owning an excess of fifty (50%) percent of the outstanding common stock of Registrant in accordance with Delaware Law without holding a meeting of shareholders.

         On May 17, 2005, Mr. Leigh M. Rothschild, as the sole Director of the Company, approved the Amendment to the Certificate of Incorporation changing the name. Thereafter, Irrevocable Trust Agreement Number III, Jay Howard Linn, Trustee, owning approximately 42%, Jeffrey W. Sass, owning approximately 22%, Michael Moore, owning approximately 3% and Leigh M. Rothschild, owning approximately 16% of the outstanding shares of common stock of the Company, as of the Record Date, each signed the written consent approving the Amendment to the Certificate of Incorporation in accordance with the provisions of Section 228 of the Delaware Corporation Law

Dated: May 31, 2005                   By order of the Board of Directors
                                      /s/   Jeffrey W. Sass, President and
                                            Chief Executive Officer